Exhibit 99.2

Consolidated Financial Statements and

Report of Independent Certified Public Accountants

EDIFICE INFORMATION MANAGEMENT SYSTEMS, INC. AND SUBSIDIARIES

December 31, 2011 and 2010

Page
Report of Independent Certified Public Accountants	1

Consolidated Financial Statements

Consolidated Balance Sheets	2

Consolidated Statement of Operations	3

Consolidated Statement of Cash Flows	4

Consolidated Statements of Changes in Stockholders Deficit and Comprehensive Income	5

Notes to Financial Statements	6 - 11

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Stockholders

Edifice Information Management Systems, Inc.

We have audited the accompanying consolidated balance sheets of Edifice Information Management Systems, Inc. and Subsidiaries (the “Company”) as of December 31, 2011 and 2010, and the related consolidated statements of operations, changes to stockholders’ deficit and comprehensive cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Edifice Information Management Systems, Inc. and Subsidiaries as of December 31, 2011 and 2010, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

New York, New York

July 17, 2012

EDIFICE INFORMATION MANAGEMENT SYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2011	2010
ASSETS

Current assets
Cash and cash equivalents	$775,000	$378,000
Accounts receivable, net of allowance for doubtful accounts of $8,000 and $14,000, respectively	1,108,000	833,000
Prepaid expenses and other current assets	141,000	97,000

Total current assets	2,024,000	1,308,000

Property and equipment, net	1,642,000	762,000
Security deposit	116,000	—

Total assets	$3,782,000	$2,070,000

LIABILITIES AND STOCKHOLDER’S DEFICIT

Current liabilities
Capital lease obligations, current	$224,000	$19,000
Accounts payable	219,000	138,000
Accrued compensation and benefits	586,000	465,000
Accrued expenses and other current liabilities	55,000	49,000
Deferred revenue, current	1,278,000	562,000
Deferred rent, current	23,000	—
Due to related parties	1,684,000	2,299,000

Total current liabilities	4,069,000	3,532,000

Other liabilities
Deferred revenue, less current portion	270,000	171,000
Deferred rent, less current portion	72,000	—
Capital lease obligations, less current portion	247,000	9,000

Total liabilities	4,658,000	3,712,000

Commitments and contingencies

Stockholder’s deficit
Common stock, no par value, 2,500 shares authorized; 100 shares issued and outstanding at December 31, 2011 and 2010	—	—
Accumulated other comprehensive income	6,000	3,000
Accumulated deficit	(882,000)	(1,645,000)

Total stockholder’s deficit	(876,000)	(1,642,000)

Total liabilities and stockholder’s deficit	$3,782,000	$2,070,000

The accompanying notes are an integral part of these consolidated financial statements.

EDIFICE INFORMATION MANAGEMENT SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2011	2010
Revenues	$10,574,000	$8,273,000
Cost of revenues	4,416,000	3,624,000

Gross profit	6,158,000	4,649,000

Operating expenses:
Sales and marketing	2,524,000	1,973,000
General and administrative	2,854,000	1,964,000

Total operating expenses	5,378,000	3,937,000

Income from operations	780,000	712,000

Interest expense	(18,000)	(2,000)
Interest income	1,000	1,000

Net income	$763,000	$711,000

The accompanying notes are an integral part of these consolidated financial statements.

EDIFICE INFORMATION MANAGEMENT SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2011	2010
Cash flows from operating activities:
Net income	$763,000	$711,000
Reconciliation of net income to net cash provided by operating activities:
Depreciation	389,000	278,000
Bad debt expense	30,000	2,000
Changes in operating assets and liabilities:
Accounts receivable	(305,000)	(47,000)
Prepaid expenses and other current assets	(44,000)	(1,000)
Accounts payable	81,000	72,000
Accrued compensation and benefits	121,000	28,000
Accrued expenses and other current liabilities	6,000	27,000
Deferred revenue	815,000	68,000
Deferred rent	95,000	—
Due to related parties	(615,000)	(522,000)
Security deposit	(116,000)	—

Net cash provided by operating activities	1,220,000	616,000

Cash flows from investing activities:
Acquisition of property and equipment, including costs capitalized for development of internal use software	(694,000)	(406,000)

Net cash used in investing activities	(694,000)	(406,000)

Cash flows from financing activities:
Payments of capital lease obligations	(132,000)	(21,000)

Net cash provided by financing activities	(132,000)	(21,000)

Effects of exchange rates on cash	3,000	3,000

Net increase in cash and cash equivalents	397,000	192,000

Cash and cash equivalents, beginning of year	378,000	186,000

Cash and cash equivalents, end of year	$775,000	$378,000

Supplemental disclosure of cash flow information:
Cash paid for interest	$22,000	$3,000

Non cash investing and financing activities
Capital lease obligations incurred	$575,000	$22,000

The accompanying notes are an integral part of these consolidated financial statements.

EDIFICE INFORMATION MANAGEMENT SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT AND COMPREHENSIVE

INCOME

	Accumulated Other Comprehensive Income	Accumulated Deficit	Total Stockholder’s Deficit	Comprehensive Income
Balances as of December 31, 2009	$—	$(2,356,000)	$(2,356,000)

Comprehensive income:
Translation adjustment	3,000		3,000	3,000
Net income		711,000	711,000	711,000
Total comprehensive income				$714,000

Balance as of December 31, 2010	$3,000	$(1,645,000)	$(1,642,000)

Comprehensive income:
Translation adjustment	3,000		3,000	3,000
Net income		763,000	763,000	763,000
Total comprehensive income				$766,000

Balance as of December 31, 2011	$6,000	$(882,000)	$(876,000)

The accompanying notes are an integral part of these consolidated financial statements.

EDIFICE INFORMATION MANAGEMENT SYSTEMS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Description of the Company and its Business

Edifice Information Management Systems, Inc. (the “Company”) was incorporated as a New Jersey S Corporation and began operations on March 3, 1998. The Company is a wholly owned subsidiary of Cornwell Corporation (“Cornwell”).

Edifice is an information services company specializing in the collection, analysis and distribution of point-of-sale data used by retailers and suppliers to improve their supply chain efficiencies. The Company provides its solutions over the Internet through Edificeinfo.com, a hosted software suite. The majority of revenues are derived from hundreds of monthly subscriptions from businesses utilizing the Company’s solutions.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and include the accounts of the Company and its wholly-owned subsidiaries, Edifice Europe (UK) Limited, a corporation organized under the laws of England and Wales, and Edifice Japan G.K. (Japan), a corporation organized under the laws of Japan, as well as those of Edifice R.D., S.R.L. (Dominican Republic), a company under common control, and organized under the laws of the municipality of de Salvaleon de Higuey and considered a variable interest entity due to the Company’s controlling financial interest. The accounts of Edifice R.D., S.R.L. are considered immaterial to the accompanying consolidated financial statements. All significant intercompany accounts and transactions have been eliminated in the consolidated financial statements.

Revenue Recognition

The Company generates revenues by providing a number of solutions to its customers. All solutions are hosted applications. Revenues are generated through set-up fees and a recurring monthly hosting fee.

Revenues are recorded in accordance with Staff Accounting Bulletin 104, Revenue Recognition in Financial Statements and Accounting Standards Update (“ASU”) 2009-13, Multiple-Deliverable Revenue Arrangements, when all of the following criteria are met: (1) persuasive evidence of an arrangement exists, (2) delivery has occurred, (3) the fee is fixed and determinable, and (4) collectability is probable. If collection is not considered probable, revenues are recognized when the fees are collected.

Set up fees do not have standalone value as they are not sold separately and are not provided by others. These fees are deferred and recognized over the expected customer relationship period, which is estimated at two years. The customer relationship period is continually evaluated as more experience is gained with customer renewals, contract cancellations and technology changes requested by customers. It is possible that, in the future, the estimates of expected customer lives may change and, if so, the periods over which such subscription set-up fees are recognized will be adjusted.

The recurring monthly fee is comprised of both fixed and transaction based fees and are recognized as incurred.

Deferred Revenue

Deferred revenue consists of payments received in advance of delivery for the Company’s on-demand solutions and set-up and is recognized as the revenue recognition criteria are met. The Company’s customers pay for services in advance on a monthly, quarterly, semiannual or annual basis.

Cost of Revenues

Cost of revenues primarily consists of personnel costs such as wages and benefits related to implementation teams, customer support personnel and application support personnel.

Risk and Uncertainties

The Company relies on hardware and software licensed from third parties to offer its on-demand solutions. Management believes alternate sources are available; however, disruption or termination of these relationships could adversely affect the Company’s operating results in the near term.

Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments, which include cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, approximates fair value due to their short maturities. Based on borrowing rates currently available to the Company for loans with similar terms, the carrying value of its capital lease obligations approximates fair value. The carrying amounts of due to related parties is not considered to represent fair value as these transactions are not presumed to involve independent market participants.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and highly liquid investments with original maturities when purchased of less than 90 days.

Accounts Receivable

Credit is granted in the normal course of business without collateral. Accounts receivable are stated net of allowances for doubtful accounts, which represent estimated losses resulting from the inability of customers to make the required payments. Accounts that are outstanding longer than the contractual terms are considered past due. When determining the allowances for doubtful accounts, the Company takes several factors into consideration including the overall composition of the accounts receivable aging, its prior history of accounts receivable write-offs, the type of customers and its day-to-day knowledge of specific customers. Accounts receivable are written off when they become uncollectible. Changes in the allowances for doubtful accounts are recorded as bad debt expense and are included in general and administrative expense in the accompanying consolidated statements of operations.

Foreign Currency Translation

The functional currencies of the Company’s UK and Japan operations are deemed to be the British Pound and Japanese Yen, respectively. Accordingly, the assets and liabilities of these subsidiaries are translated into United States dollars using the period-end exchange rate, and income and expense items are translated using the average exchange rate during the period. Cumulative translation adjustments are reflected as a separate component of stockholders’ deficit. Foreign currency transaction gains and losses are charged to general and administrative expense and were not material to the Company’s operations.

Concentration of Credit Risk and Significant Customers

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash investments in financial institutions in excess of federally insured limits and account receivables. The Company’s cash deposits are placed with financial institutions deemed to have high credit quality. The Company does not believe that it is subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships.

For the years ended December 31, 2011 and 2010, one customer accounted for 21% and 17% of revenue, respectively. The same customer accounted for 25% and 24% of accounts receivable as of December 31, 2011 and 2010, respectively.

Property and Equipment

Property and equipment, including assets acquired under capital lease obligations, are stated at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method over the shorter of the estimated useful lives of the individual assets or the lease term. The estimated useful lives are:

Computer equipment and purchased software	5 years
Office equipment and furniture	5-7 years

Internal Use Software

Certain costs related to computer software developed or obtained for internal use are capitalized or expensed in accordance with Accounting Standards Codification, or ASC, Topic 350–40, “Internal Use Software”. Capitalizable costs consist of direct costs incurred during the application development and implementation stages for developing, purchasing or otherwise acquiring software solely to meet our internal needs. Certain costs such as maintenance and training are expensed as incurred.

For the years ended December 31, 2011, the Company capitalized $171,000 of internal use software, which is included in property and equipment. There is no related accumulated amortization as the development was not completed as of December 31, 2011.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset at the date it is tested for recoverability, whether in use or under development. An impairment loss is measured as the amount by which the carrying amount of a long-lived asset exceeds its fair value. There was no impairment of the Company’s long-lived assets for the years ended December 31, 2011 and 2010, respectively.

Advertising Costs

Advertising costs are charged to expense as incurred. Advertising costs were approximately $134,000 and $191,000 for the years ended December 31, 2011 and 2010, respectively. Advertising costs are included in sales and marketing expenses in our consolidated statements of operations.

Income Taxes

The Company, with the consent of its shareholder, has elected, under the Internal Revenue Code, to be treated as an S Corporation. In lieu of federal income taxes, the shareholders of an S Corporation are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision for income taxes has been included in the accompanying consolidated financial statements.

Use of Estimates

Preparing financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

New Accounting Guidance

In June 2011, the Financial Accounting Standards Board, or FASB, issued accounting guidance related to comprehensive income, ASC Topic 220, “Comprehensive Income,” that allows an entity to present components of net income and other comprehensive income in one continuous statement, referred to as the statement of comprehensive income, or in two separate, but consecutive statements The current option to report other comprehensive income and its components in the statement of stockholders’ equity will be eliminated. Although the new guidance changes the presentation of comprehensive income, there are no changes to the components that are recognized in net income or other comprehensive income under existing guidance. For nonpublic entities, the amendments are effective for fiscal years ending after December 15, 2012 (that is, the fiscal year ending December 31, 2012 for calendar-year entities) and for interim and annual periods thereafter. The amended guidance must be applied retrospectively, and early adoption is permitted. We do not believe that adoption of ASC Topic 220 will have a significant impact on our consolidated financial statements.

3. Property and Equipment

At December 31, 2011 and 2010, property and equipment consisted of the following:

	December 31,
	2011	2010
Computer equipment and purchased software	$3,595,000	$2,504,000
Internal use software	171,000	—
Office equipment and furniture	45,000	38,000

	3,811,000	2,542,000
Accumulated depreciation and amortization	(2,169,000)	(1,780,000)

	$1,642,000	$762,000

Depreciation expense was $389,000 and $278,000 for the years ended December 31, 2011 and 2010, respectively.

4. Related Parties

Due to related parties primarily consist of advances received by the Company from its parent company, Cornwell, for use in operations, as well as certain allocated expenses between the Company and Cornwell.

Allocated expenses primarily consist of payroll expense for certain Cornwell employees that provide services to the Company, and are allocated based upon headcount and employee time. The amount of expense allocated from Cornwell was $258,000 and $179,000 for the years ended December 31, 2011 and 2010, respectively.

In addition, the office space leased for its headquarters, as described in Note 6, is owned by Pond Partners LLC, which is under common control.

5. Common Stock

The Company has authorized 2,500 shares of common stock, no par value per share. Each share of common stock is entitled to one vote. The holders of common stock are also entitled to receive dividends whenever funds are legally available and when declared by the board of directors.

6. Commitments and Contingencies

Office Lease

The Company is obligated under a non-cancellable operating lease for its current headquarters in Parsippany, NJ which was executed on February 1, 2011 and expires on February 1, 2016. The lease is renewable for an additional five year period upon nine months prior written notice. Upon renewal all of the terms and conditions of the lease shall apply during the renewal term except that the annual fixed rent will increase to $531,000 from $464,000.

Under the terms of this lease the Company was obligated to provide a security deposit of $116,000 which is included on the accompanying consolidated balance sheet.

At December 31, 2011, future minimum payments under this operating lease were as follows:

Fiscal Year Ending
2012	$464,000
2013	464,000
2014	464,000
2015	464,000
2016	39,000

$1,895,000

Rent expense charged to operations was $421,000 and $163,000 for the years ended December 31, 2011 and 2010, respectively.

Third Party Hosting Agreement

The Company has an agreement with a vendor to provide specialized space and equipment and related services from which the Company hosts its software applications. The agreement expires December 31, 2013.

As of December 31, 2011, future minimum payments under the agreements are as follows:

Fiscal Year Ending
2012	$96,000
2013	96,000

$192,000

Total expense incurred under this agreement was $114,000 and $99,000 for the years ended December 31, 2011 and 2010, respectively.

Capital Leases

The Company leases certain computer equipment and purchased software under capital leases that bear interest ranging from 5.28% to 6.97%. A summary of the Company’s property under these leases are as follows:

	December 31,
	2011	2010
Computer equipment and purchased software	$631,000	$56,000
Accumulated depreciation	(101,000)	(14,000)

	$530,000	$42,000

Future minimum payments under capital leases are as follows:

Fiscal Year Ending
2012	$249,000
2013	190,000
2014	76,000

Total minimum lease commitments	515,000
Less: amount representing interest	44,000

Present value of minimum lease commitments	471,000
Less: current portion	224,000

$247,000

Legal Matters

From time to time, the Company may become involved in legal proceedings arising in the ordinary course of its business. The Company is not presently a party to any legal proceedings that, in its opinion, would have a material adverse effect on the Company’s business, results of operations or financial condition.

7. Employee Benefit Plan

Cornwell maintains a 401(k) Plan (the “Plan”) which is available to all employees of the Company who meet certain eligibility criteria. The Plan permits participants to contribute up to 20% of their salary, not to exceed the limits established by the Internal Revenue Code. The Plan provides for discretionary matching contributions of 50%, up to the first 6% of compensation. The discretionary matching contributions vest over the first five years of employment. The Plan permits the discretionary matching contributions to be granted as of December 31 of each year. All contributions made by participants vest immediately into the participant’s account.

Employer contributions expensed for the Plan amounted to approximately $104,000 and $91,000 for the years ended December 31, 2011 and 2010, respectively.

8. Customer Guarantees

The Company provides limited guarantees to certain customers through service level agreements. These service level agreements are defined in the master agreements with the customer and performance is measured on a monthly basis for the life of the contract. Service level agreements require the Company to perform at specified levels which would include, but are not limited to, document processing times, data center availability, customer support and issue resolution

9. Subsequent Events

The Company has evaluated subsequent events through July17, 2012, which is the date the financial statements are available to be issued.